Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PEOPLES FINANCIAL CORPORATION

PURSUANT TO 18 U.S.C. ss. 1350

I, Lauri A. Wood, Chief Financial Officer and Controller of Peoples Financial Corporation (the “Company”), hereby certify that the accompanying report on Form 10-Q for the period ending June 30, 2013 and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”) by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Lauri A. Wood
Lauri A. Wood Chief Financial Officer and Controller (principal financial and accounting officer)

Date:	August 13, 2013